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                                 KIRKLAND & ELLIS
                 PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Direct:                                              Facsimile:
312 861-2000                                                        312 861-2200

                                February 17, 1999

Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

          Re: Dura Automotive Systems, Inc., Registration Statement on Form S-4 (Registration No. 333-71483)

Ladies and Gentlemen:

     In connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of 5,335,932 shares of the Class A Common Stock, par value $0.01 per share (the "Common Stock"), of Dura Automotive Systems, Inc. (the "Company"), to be issued to shareholders of Excel Industries, Inc., an Indiana corporation ("Excel"), in connection with the merger (the "Merger") of Excel with and into Windows Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), you have requested our opinion concerning certain statements set forth in the Form S-4 Registration Statement filed with the Securities and Exchange Commission under the Act (the "Registration Statement").

     Based on the foregoing, we hereby confirm to you that the statements of law and legal conclusions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences of the Merger" regarding the tax consequences of the Merger to the Company, Merger Sub, Excel and the shareholders of Excel represent, subject to the qualifications and limitations set forth therein, the opinion of Kirkland & Ellis, counsel to the Company.

     The opinions set forth therein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

     In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed therein.

                                        Very truly yours,

                                        /s/ Kirkland & Ellis
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                                        KIRKLAND & ELLIS